UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 1)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[X]       Preliminary Proxy Statement
[   ]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]       Definitive Proxy Statement
[   ]       Definitive Additional Materials
[   ]       Soliciting Material Pursuant to Section 240.14a-12

REVELSTOKE INDUSTRIES, INC.
(Name of Registrant as Specified in Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]       No fee required.
[   ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    Title of each class of securities to which transaction applies: N/A

    Aggregate number of securities to which transaction applies: N/A

    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

    Proposed maximum aggregate value of transaction: N/A

    Total fee paid: N/A

[   ]       Fee paid previously with preliminary materials.

[   ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    Amount Previously Paid: N/A

    Form, Schedule or Registration Statement No.: N/A

    Filing Party: N/A

    Date Filed: N/A

SCHEDULE 14A PROXY STATEMENT
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

NOTE: This Schedule 14A Preliminary Proxy Statement supersedes the Schedule 14C Preliminary Information Statement filed by Revelstoke Industries, Inc. on October 26, 2006.

This Preliminary Proxy Statement is being filed with the SEC pursuant to Rule 14a-6 of the Securities Exchange Act of 1934. Revelstoke Industries, Inc. intends to release a Definitive Proxy Statement substantially in the form hereof to its shareholders on or about December 4, 2006, although such date (as well as the other dates as set forth in this Preliminary Proxy Statement) are subject to change in the discretion of Revelstoke Industries, Inc., in compliance with any and all applicable laws, rules and regulations.

REVELSTOKE INDUSTRIES, INC.
1005 Terminal Way, Suite 110
Reno, Nevada 89502
Telephone: (775) 348-9330
Facsimile: (775) 348-9332 or (604) 893-2679

NOTICE OF CONSENT REQUESTED FROM SHAREHOLDERS
WITHOUT A SPECIAL MEETING

To the Shareholders of Revelstoke Industries, Inc.

NOTICE IS HEREBY GIVEN that the Board of Directors (the "Board of Directors") of Revelstoke Industries, Inc., a Nevada corporation (the "Company"), is soliciting the written consent and approval from the shareholders of the Company's common stock to take corporate action approving and consenting to the following matter without the necessity of holding a special meeting of the shareholders:

    Resolved that the Articles of Incorporation of the Company be amended to increase the authorized capital of the Company from 50,000,000 shares of common stock to 200,000,000 shares of common stock with the same par value of $0.001 per share.

Your attention is directed to the Consent Statement accompanying this Notice which more fully describes the foregoing proposal. The Board of Directors has fixed the close of business on November 27, 2006, as the record date (the "Record Date") for the determination of the shareholders entitled to vote on the corporate action for which consent and approval is being solicited.

This Notice of Consent Requested From Shareholders Without A Special Meeting, together with the Consent Statement and the accompanying Consent/Proxy card is to be first mailed to Company shareholders on or about December 4, 2006. The Board of Directors has fixed the close of business on December 27, 2006, as the date by which written consents and approvals are to be received by shareholders of record of a majority of the issued and outstanding common stock to effect the action on the proposal for which action is being sought. Shares can be voted only if the holder completes, signs and returns the Consent/Proxy form concerning the proposal for which consent and approval is being solicited by the Board of Directors of the Company.

The Board of Directors requests that you vote in connection with the corporate action upon which consent and approval is being solicited. To insure your participation you are urged to mark, date, sign and return the enclosed Consent/Proxy as promptly as possible.

YOU MAY REVOKE YOUR CONSENT/PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING CONSENT STATEMENT AT ANY TIME BEFORE ACTION AUTHORIZED BY SIGNED CONSENTS/PROXIES BECOMES EFFECTIVE.

By Order of the Board of Directors of Revelstoke Industries, Inc.
By: /s/ Marcus M. Johnson
Marcus M. Johnson
President, Chief Executive Officer, Principal Executive Officer and a director
December ◆ , 2006

Important

SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED CONSENT/PROXY SO THAT THEY ARE RECEIVED BY THE COMPANY PRIOR TO THE CLOSE OF BUSINESS ON DECEMBER 27, 2006.

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REVELSTOKE INDUSTRIES, INC.
1005 Terminal Way, Suite 110
Reno, Nevada 89502
Telephone: (775) 348-9330
Facsimile: (775) 348-9332 or (604) 893-2679

CONSENT STATEMENT

To the Shareholders of Revelstoke Industries, Inc.

This Consent Statement and the accompanying Consent/Proxy card are furnished to the holders of common stock of Revelstoke Industries, Inc., a Nevada corporation (the "Company"), by the Board of Directors of the Company (the "Board of Directors"), in connection with the solicitation of written consents from shareholders of the Company to take action by shareholder consent as specified herein without the necessity of holding a special meeting of the shareholders, as permitted by Nevada law.

The Board of Directors is asking the shareholders of common stock of the Company to consent in writing and approve the following matter:

    Resolved that the Articles of Incorporation of the Company be amended to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 200,000,000 shares of common stock with the same par value of $0.001 per share (herein the "Increase in Authorized Share Capital").

The Board of Directors approved, and recommended the shareholders of the Company approve, the Increase in Authorized Share Capital pursuant to a written consent dated November 22, 2006. If the Increase in Authorized Share Capital is approved by the shareholders of the Company, the Increase in Authorized Share Capital will be effected by the filing of a Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada.

This Consent Statement, together with the Notice of Consent Requested From Shareholders Without A Special Meeting and the accompanying Consent/Proxy card is to be first mailed to Company shareholders on or about December 4, 2006.

GENERAL INFORMATION CONCERNING SOLICITATION
OF CONSENTS AND PROCEDURES

The Consent Procedure

The Increase in Authorized Share Capital and the consequential amendment to the Articles of Incorporation require approval of the Company's shareholders under Nevada corporate law. The elimination of the need for a special meeting of shareholders to approve the Increase in Authorized Share Capital is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS") which provides that the written consent of shareholders holding at least a minimum of the necessary voting power may be substituted for such a special meeting. Pursuant to NRS Section 78.390(1)(b) and the Articles of Incorporation of the Company, a majority of the voting power is required in order to approve amendment to the Company's Articles of Incorporation to effectuate the Increase in Authorized Share Capital. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the Increase in Authorized Share Capital as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to proceed with the Increase in Authorized Share Capital by obtaining the written consent of shareholders holding a majority of the voting power of the Company. The Company has no provision in its Articles of Incorporation which affects or alters the procedure for obtaining consent from shareholders as set forth herein. Also, the Company's Bylaws specifically authorize the taking of action upon written consent of shareholders owning at least a majority of the voting power without a meeting as set forth herein.

In the case of this solicitation of consents, written unrevoked Consents/Proxies from holders of record of a majority of the issued and outstanding shares of common stock as of the record date must be delivered to the Company to effect the action as to which shareholder consent and approval is being sought hereunder. The deadline for the delivery to the Company of written Consents/Proxies is the close of business on December 27, 2006.

The Record Date

The Board of Directors has fixed the close of business on November 27, 2006, as the record date (the "Record Date") for the determination of shareholders entitled to approve the Increase in Authorized Share Capital. Only shareholders of the Company as of the Record Date are entitled to tender and submit to the Company written Consents/Proxies whereby they vote on the Increase in Authorized Share Capital described herein. As of November 27, 2006, there were 37,200,000 shares of common stock outstanding. The common stock constitutes the sole outstanding class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders.

Solicitation of Consents

Solicitation of consents by the Board will initially be made by mail, but may also be made in person or by mail, telephone, telecopy, telegram, facsimile or other means of communication by Directors, Officers and regular employees of the Company for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries may be requested by the Company to forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out of pocket expenses incurred in connection therewith. The cost of solicitation of written Consents/Proxies to approve and consent to the corporate action described herein will be borne by the Company.

Effectiveness and Revocation of Consents

The corporate action proposed herein will be adopted when properly completed, unrevoked Consents/Proxies are signed by the holders of record of Company shareholders having a majority of the voting power of the outstanding shares of common stock and submitted to the Company; provided, however, that all Consent/Proxies will expire, unless delivered and present to the Company, by the close of business on December 27, 2006. Because a consent to corporate action is effective only if expressed by holders of record of majority of the voting power of the outstanding shares of common stock, the failure to execute a Consent/Proxy has the same effect as the withholding of consent for any proposal.

The Company plans to present the results of a successful solicitation with respect to the corporate action proposed herein as soon as possible. Shareholders are requested to tender and submit their completed Consent/Proxy form to the Company at the following address:

REVELSTOKE INDUSTRIES, INC.
1005 Terminal Way, Suite 110
Reno, Nevada 89502
Telephone: (775) 348-9330
Facsimile: (775) 348-9332 or (604) 893-2679

Abstentions and "broker non-votes" (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will be treated as votes against the Increase in Authorized Share Capital.

If a Consent/Proxy card is properly signed and returned to the Company on or before the close of business on December 27, 2006, unless properly revoked, the shares represented by that Consent/Proxy card will be voted in accordance with the instructions specified thereon. If a Consent/Proxy card is properly signed and returned to the Company on or prior to December 27, 2006, at the address above, without voting instructions, it will be voted "FOR" the Increase in Authorized Share Capital.

An executed Consent/Proxy form may be revoked by a shareholder at any time before expiration by marking, dating, signing and delivering to the Company a written revocation before the time that the action authorized by the executed Consent/Proxy becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent/Proxy previously given is no longer effective. The delivery of a subsequently dated Consent/Proxy form which is properly marked, dated, signed and delivered to the Company will constitute a revocation of any earlier Consent/Proxy.

PROPOSED INCREASE IN AUTHORIZED SHARE CAPITAL

The Board of Directors is seeking shareholder approval to amend the Company's Articles to increase the authorized share capital of the Company from 50,000,000 shares of common stock to 200,000,000 shares of common stock with the same par value of $0.001 per share. The purpose of this proposed Increase in Authorized Share Capital is to make available additional shares of common stock for issuance for general corporate purposes, including financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Increase in Authorized Share Capital will not of itself cause any changes in the Company's capital accounts.

The Increase in Authorized Share Capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the Increase in Authorized Share Capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company has no current plans, proposals or arrangements to issue any of the additional shares that will become authorized share capital of the Company pursuant to the Increase in Authorized Share Capital.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 27, 2006, concerning: (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock as well as by each of our current directors and executive officers and (ii) the beneficial ownership of the Company's outstanding common stock by the Company's directors and officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Russell Shiels(2) 1005 Terminal Way, Suite 110 Reno, Nevada 89502	3,600,000(2)	9.7%(2)
Darlene Rodocker(3) 1005 Terminal Way, Suite 110 Reno, Nevada 89502	3,000,000(3)	8.1%(3)
Janet Shiels(2) 1005 Terminal Way, Suite 110 Reno, Nevada 89502	2,400,000(2)	6.5%(2)
Directors and Executive Officers
Alan Sedgwick(3) Director 1005 Terminal Way, Suite 110 Reno, Nevada 89502	3,000,000(3)	8.1%(3)
Marcus M. Johnson President, Chief Executive Officer, Principal Executive Officer and a Director 1005 Terminal Way, Suite 110 Reno, Nevada 89502	NIL	NIL
Stephen Jewett Director 1005 Terminal Way, Suite 110 Reno, Nevada 89502	NIL	NIL
Terrence F. Schorn Director 1005 Terminal Way, Suite 110 Reno, Nevada 89502	NIL	NIL
D. Bruce Horton Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer 1005 Terminal Way, Suite 110 Reno, Nevada 89502	NIL	NIL
Directors and Executive Officers as a Group	3,000,000(3)	8.1%(3)

(1)          Based on 37,200,000 shares of common stock issued and outstanding as of November 27, 2006. Except as otherwise indicated, the Company believes that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)          The Company has been advised that Russell Shiels and Janet Shiels are married. As such, each of them could be considered the beneficial owner of 6,000,000 shares of common stock, which represents 16.1% of the Company's issued and outstanding common stock.
(3)          The Company has been advised that Alan Sedgwick and Darlene Rodocker are married. As such, each of them could be considered the beneficial owner of 6,000,000 shares of common stock, which represents 16.1% of the Company's issued and outstanding common stock. Alan Sedgwick is a director of the Company, so the directors and executive officers of the Company as a group could be considered to be the beneficial owner of 16.1% of the Company's issued and outstanding common stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

To the Company's best knowledge and belief, since June 1, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

  any director or officer of the Company;

  any proposed nominee for election as a director of the Company; or

  any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed above in the section entitled "Security Ownership of Certain Beneficial Owners and Management." To the Company's best knowledge and belief, no director of the Company has advised the Company he intends to oppose the proposed Increase in Authorized Share Capital.

SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to the Company's By-laws, the Company's annual meeting of stockholders is scheduled to take place on October 31, 2007. Any stockholder wishing to have a proposal considered for inclusion in the Company's 2007 annual meeting proxy solicitation materials must set forth such proposal in writing and file it with the Company on or before July 3, 2007. Proposals received after such date shall be considered untimely and shall not be included in our annual meeting proxy solicitation materials. If you wish to submit a proposal for consideration at our next annual general meeting of stockholders but that is not to be included in our proxy statement, you must deliver the proposal in writing and file it with the Company on or before September 17, 2007.

OTHER INFORMATION

Delivery of Documents to Security Holders Sharing an Address

The Company reserves the right to deliver one Proxy Statement to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Proxy Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Proxy Statement. In the event a shareholder desires to provide such notice to the Company, such notice may be given verbally by telephoning the Company's offices or in writing via mail or facsimile as follows:

REVELSTOKE INDUSTRIES, INC.
1005 Terminal Way, Suite 110
Reno, Nevada 89502
Telephone: (775) 348-9330
Facsimile: (775) 348-9332 or (604) 893-2679

In addition, if a shareholder receives multiple copies of the Proxy Statement, or if a shareholder receives multiple copies of other mailings of the Company from time to time, such shareholder may request delivery of single copies in the future by notifying the Company at the telephone number, facsimile number or address as set forth immediately above.

Financial and Other Information

For more detailed information on the Company, including financial statements, shareholders may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Copies are available on the by notifying the Company at the telephone number, facsimile number or address as set forth above.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Proxy Statement to be signed by the undersigned hereunto authorized.

REVELSTOKE INDUSTRIES, INC.
By: /s/ Marcus M. Johnson
Marcus M. Johnson
President, Chief Executive Officer, Principal Executive Officer and a director
December ◆ , 2006

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REVELSTOKE INDUSTRIES, INC.
1005 Terminal Way, Suite 110
Reno, Nevada 89502
Telephone: (775) 348-9330
Facsimile: (775) 348-9332 or (604) 893-2679

PROPOSAL NO. 1

AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARE CAPITAL

Our Board of Directors (the "Board of Directors") unanimously executed a written consent dated November 22, 2006, authorizing and recommending that our shareholders approve a proposal to amend the Company's Articles of Incorporation to increase the Company's authorized share capital from 50,000,000 shares of common stock to 200,000,000 shares of common stock with the same par value of $0.001 per share (the "Increase in Authorized Share Capital").

EFFECTIVENESS OF THE INCREASE IN AUTHORIZED SHARE CAPITAL

If approved by the Company's shareholders, the Increase in Authorized Share Capital will become effective upon the filing of a Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of the State of Nevada. The Board of Directors intends to file the Certificate of Amendment to the Articles of Incorporation as soon as practicable once shareholder approval is obtained.

No Appraisal Rights

Under Nevada law the Company's shareholders are not entitled to appraisal rights with respect to the Increase in Authorized Share Capital.

Required Vote

The affirmative written consent and approval of the holders of a majority of the voting power of the outstanding shares of common stock is required to approve and ratify Proposal No. 1.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION TO GIVE EFFECT TO THE INCREASE IN AUTHORIZED SHARE CAPITAL.

OTHER INFORMATION

In the event that there are any questions about the giving of written consent with respect to the corporate action proposed herein, or further assistance or information is required, please contact the Company by telephoning, facsimile or mail at the telephone number, facsimile numbers or address listed above.

By Order of the Board of Directors of Revelstoke Industries, Inc.
By: /s/ Marcus M. Johnson
Marcus M. Johnson
President, Chief Executive Officer, Principal Executive Officer and a director
December ◆ , 2006

__________

REVELSTOKE INDUSTRIES, INC.
1005 Terminal Way, Suite 110
Reno, Nevada 89502
Telephone: (775) 348-9330
Facsimile: (775) 348-9332 or (604) 893-2679

CONSENT/PROXY

CONSENT BY SHAREHOLDERS OF REVELSTOKE INDUSTRIES, INC.
TO ACTION WITHOUT A MEETING

THIS CONSENT/ PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of record of Revelstoke Industries, Inc., a Nevada corporation (the "Company"), hereby consents to the following corporate action without a meeting pursuant to Section 78.320 of the Nevada Revised Statutes with respect to all shares of common stock of the Company held by the undersigned.

Please mark your vote as indicated: [X]

IF NO DIRECTION IS MADE THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED AND VOTED IN FAVOR OF THE INCREASE IN AUTHORIZED SHARE CAPITAL.

    Resolved that the Articles of Incorporation of the Company be amended to increase the authorized capital of the Company from 50,000,000 shares of common stock to 200,000,000 shares of common stock with the same par value of $0.001 per share.

CONSENT [ ]	WITHHOLD CONSENT [ ]	ABSTAIN [ ]

IMPORTANT - PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
Total number of shares Held:	shares (Will apply to all shares held by the shareholder if not specified)
Please print name of shareholder:
Date of execution:	2006
Signature of shareholder
Signature of shareholder, if held jointly

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